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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 29, 1998 and August 28, 1998 appearing on pages F-10 and F-40, respectively, of Leap Wireless International, Inc.'s Registration Statement on Form 10, as amended, filed with the Securities and Exchange Commission on July 1, 1998.






PRICEWATERHOUSECOOPERS LLP

San Diego, California
September 17, 1998


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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 1998 appearing on page F-25 of Leap Wireless International, Inc.'s Registration Statement on Form 10, as amended, filed with the Securities and Exchange Commission on July 1, 1998.






PRICEWATERHOUSECOOPERS LLP

Santiago, Chile
September 17, 1998